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                                   EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                 (Dollars in thousands except per share figures)


                                                               Three Months Ended
                                                                    March 31
                                                          -----------------------------
                                                              1998            1997
                                                          -------------   -------------

Earnings Before Extraordinary Item                        $    110,081    $     83,374
Extraordinary Item, Net of Tax                                  (7,710)            -0-
                                                          -------------   -------------
Net Earnings                                              $    102,371    $     83,374
                                                          =============   =============

Weighted Average Shares                                     57,126,696      57,314,639
    Add:  Options outstanding at quarterend                  2,374,600       2,602,290
    Less:  Shares assumed purchased back with
           proceeds of options                               1,492,456       1,662,346
                                                          -------------   -------------
Diluted Average Shares Outstanding                          58,008,840      58,254,583
                                                          =============   =============

Basic Earnings Per Share Calculation:
  Basic Earnings Per Share Before Extraordinary Item       $      1.92    $      1.45
  Extraordinary Item, Net of Tax                                  (.13)          0.00
                                                          -------------   -------------
  Basic Earnings Per Share                                 $      1.79    $      1.45
                                                          =============   =============

Diluted Earnings Per Share Calculation:
  Diluted Earnings Per Share Before Extraordinary Item     $      1.89    $      1.43
  Extraordinary Item, Net of Tax                                  (.13)          0.00
                                                          -------------   -------------
  Diluted Earnings Per Share                               $      1.76    $      1.43
                                                          =============   =============
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